Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

8.25% SENIOR NOTES DUE 2023

Fifth Supplemental Indenture (this “Supplemental Indenture”), dated as of May 9, 2017, among Uniti Group LP, a Delaware limited partnership (the “Successor Issuer”), Uniti Group Finance Inc., a Delaware corporation (the “New Subsidiary Issuer”), CSL Capital, LLC, a Delaware limited liability company (the “Co-Issuer”), Uniti Group Inc. (the “Predecessor Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Predecessor Issuer and the Co-Issuer have heretofore executed and delivered to the Trustee an indenture, dated as of April 24, 2015, as amended and supplemented through the date hereof (the “Indenture”), providing for the issuance of the Senior Notes due 2023 (the “Notes”);

WHEREAS, the Predecessor Issuer has transferred substantially all of its assets to the Successor Issuer;

WHEREAS, Section 5.01 of the Indenture contemplates that the Successor Issuer shall execute and deliver a supplemental indenture pursuant to which the Successor Issuer shall expressly assume all of the obligations of the Predecessor Issuer under the Indenture and the Notes;

WHEREAS, pursuant to Section 5.01 of the Indenture, upon a transfer of all or substantially all of the assets by the Predecessor Issuer to the Successor Issuer and the assumption by the Successor Issuer of all of the obligations of the Predecessor Issuer under the Indenture and the Notes, the Predecessor Issuer is automatically released and discharged from its obligations under the Indenture and the Notes;

WHEREAS, pursuant to Section 5.01(a)(i), the Successor Issuer to whom such transfer of all or substantially all of the assets of the Predecessor Issuer is made may be a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, provided that if such Successor Issuer is not a corporation, then a corporation organized or existing under such laws shall be a co-obligor of the Notes;

WHEREAS, the parties hereto desire to amend the Indenture to evidence the addition of the New Subsidiary Issuer, a corporation that is a subsidiary of the Successor Issuer, as a joint and several co-issuer of the Notes under the Indenture along with the other issuers thereof;

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to comply with Section 5.01 of the Indenture;

WHEREAS, pursuant to Sections 9.01(c) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  (a) The Successor Issuer hereby expressly assumes and agrees to perform all obligations of the Predecessor Issuer under the Indenture and the Notes.

(b) Pursuant to Section 5.01 of the Indenture, the Predecessor Issuer is hereby automatically released and discharged from its obligations under the Indenture and the Notes.

(c)  The Successor Issuer, as the successor Person to which a sale, assignment, transfer, lease, conveyance or other disposition of substantially all the assets of the Predecessor Issuer was made, hereby  succeeds to, and is substituted for (so that from and after the date hereof, the provisions of the Indenture referring to the Predecessor Issuer  (referred to as the “Issuer” in the Indenture) shall refer instead to the Successor Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such Successor Issuer had been named as the Issuer in the Indenture.

Section 3. The New Subsidiary Issuer hereby expressly agrees, as of the date hereof, to assume, and to be jointly and severally liable with the Successor Issuer and the Co-Issuer, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture.

Section 4.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 6.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 8. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 9.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

Section 10. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI GROUP LP

By: UNITI GROUP INC., as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI GROUP FINANCE INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI GROUP INC., as Predecessor Issuer

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTORS:

CSL NATIONAL GP, LLC
CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL REALTY, LLC
CSL TEXAS SYSTEM, LLC
CSL NORTH CAROLINA REALTY GP, LLC
CSL TENNESSEE REALTY PARTNER, LLC
CSL TENNESSEE REALTY, LLC
CONTACT NETWORK, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC
UNITI FIBER HOLDINGS - TC LLC
UNITI FIBER HOLDINGS INC.
UNITI FIBER LLC
UNITI LEASING LLC
UNITI TOWERS LLC
UNITI TOWERS NMS HOLDINGS LLC
UNITI TOWERS – NMS INVESTOR LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI HOLDINGS LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

UNITI QRS HOLDINGS LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President – General Counsel and Secretary

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

[Signature Page to Fifth Supplemental Indenture – 8.25% Senior Notes due 2023]